Exhibit 10.6

SORRENTO R&D

OFFICE LEASE

This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between AGP SORRENTO R&D, LP, a Delaware limited partnership (“Landlord”) and ZAVANTE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

BUILDING COMPLEX, BUILDING AND PREMISES;

RIGHT OF FIRST OFFER; EXISTING LEASE CONTINGENCY

1.1                               Building Complex, Building and Premises. Upon and subject to the terms set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.1 of the Summary (the “Premises”), which Premises are located in the Building defined in Section 6.2 of the Summary. The outline of the Premises is set forth in Exhibit A attached hereto. The Building, which is part of a multiple-building office building complex commonly known as Sorrento R&D, is located at 11750 Sorrento Valley Road, San Diego, California. The complex also includes other buildings which are existing or may be constructed in the complex, if and when such buildings are constructed in such complex (collectively, the “Other Buildings”). The Building, the Other Buildings, the parking facilities (which currently consist of a surface parking area and may subsequently consist of either and/or both surface parking area(s) and/or parking structure(s), as determined by Landlord) located within such complex (the “Building Complex Parking Area”), any outside plaza areas, land and other improvements surrounding the Building and such other future buildings (if any), and the land upon which all of the foregoing are situated, are herein sometimes collectively referred to herein as the “Building Complex” or “Real Property.” Tenant acknowledges that Landlord has made no representation or warranty that other office buildings will be constructed in the Complex, and Landlord may at its sole discretion, elect to construct or not construct any such additional office buildings or phases within the Complex. Tenant further acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically set forth in this Lease or the Tenant Work Letter. Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to the rules, regulations and restrictions attached hereto as Exhibit B (the “Rules and Regulations”), as the same may be modified by Landlord from time to time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Building Complex and the common areas thereof.

1.2                               Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit D, Landlord shall not be obligated to provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “AS IS” condition on the Lease Commencement Date. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building Complex, except as specifically set forth in this Lease and the Tenant Work Letter. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).

1.3                               Rentable Square Feet. The rentable square feet of the Premises are approximately as set forth in Section 6.1 of the Summary. For purposes hereof, the “rentable square feet” of the Premises and the Building and other buildings in the Building Complex shall be calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-2010 (“BOMA”), as modified for the Building Complex pursuant to Landlord’s standard rentable area measurements for the Building Complex, to include, among other calculations, a portion of the common areas and service areas of the Building and other buildings in the Building Complex. The rentable square feet of the Premises and the rentable square feet of the Building and other buildings constructed in the Building Complex are subject to verification from time to time by Landlord’s planner/designer and such verification shall be made in accordance with the provisions of this Section 1.3. Tenant’s architect may consult with Landlord’s planner/ designer regarding such verification, except to the extent it relates to the rentable square feet of the Building and other buildings in the Building Complex; provided, however, the determination of Landlord’s planner/designer shall be conclusive and binding upon the parties. In the event that Landlord’s planner/designer determines that the rentable square footage shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect rentable square feet (including, without limitation, the amount of the Base Rent and Tenant’s Share) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

1.4                               Right of First Offer. During the initial Lease Term (but not the Option Term (as defined in Section 2.2 below), if applicable), Tenant shall have a one-time right of first offer with respect to space located within the Building (as described in Section 6.2 of the Summary) (the “First Offer Space”). Notwithstanding the foregoing (i) the lease term for Tenant’s lease of the First Offer Space pursuant to Tenant’s exercise of such first offer right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Offer Space (the “Existing Leases”), and (B) if the First Offer Space is vacant as of the date of this Lease, the first lease pertaining to the First Offer Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal or extension of any such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (x) the tenants of the Superior Leases and (y) any other tenant of the Project as of the date hereof (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.4.

1.4.1                     Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) from time to time when Landlord determines, in Landlord’s sole and absolute discretion, that Landlord shall commence the marketing of the First Offer Space (or any portion thereof) because such space shall become or is expected to become available for lease to third parties, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall set forth the Base Rent and all of Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “First Offer Economic Terms”), which First Offer Economic Terms shall be based on Landlord’s reasonable determination of the fair market rental value of the First Offer Space. Notwithstanding the foregoing, Landlord’s obligation to deliver the First Offer Notice shall not apply during the last nine (9) months of the initial Lease Term unless Tenant has delivered an Option Notice (as set forth in Section 2.2 below) pertaining to the extension of the initial Lease Term.

1.4.2                     Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first offer with respect to the entire space described in the First Offer Notice and on the First Offer Economic Terms contained therein. If Tenant does not exercise its right of first offer within the five (5) business day period (on all of the First Offer Economic Terms), then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first offer shall thereupon automatically terminate and this Section 1.4 shall be null and void and of no further force or effect. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space comprising the First Offer Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof or object to any of the First Offer Economic Terms.

1.4.3                     Construction of First Offer Space. Tenant shall take the First Offer Space in its “As-Is” condition (unless otherwise provided in the First Offer Notice as part of the First Offer Economic Terms), and Tenant shall be entitled to construct improvements in the First Offer Space at Tenant’s expense, in accordance with and subject to the provisions of Article 8 of this Lease.

1.4.4                     Lease of First Offer Space. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the First Offer Economic Terms set forth in Landlord’s First Offer Notice and upon the same non-economic terms and conditions as applicable to the original Premises. Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall be as provided in the First Offer Notice as part of the First Offer Economic Terms.

1.4.5                     No Defaults. The rights contained in this Section 1.4 shall be personal to the Tenant originally named in the Lease (“Original Tenant”) and any Affiliate Assignee (as defined in Section 14.7 below) and may only be exercised by the Original Tenant or such Affiliate Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant or such Affiliate Assignee leases and occupies the entire Premises then being leased by Original Tenant or such Affiliate Assignee as of the date of Tenant’s exercise of its right of first offer. In addition, at Landlord’s option and in addition to Landlord’s other remedies set forth in this Lease, at law and/or in equity, Tenant shall not have the right to lease the First Offer Space as provided in this Section 1.4 if, as of the date of the First Offer Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond the expiration of all applicable notice and cure periods.

1.5                               Existing Lease Contingency. Notwithstanding the full execution and delivery of this Lease by Landlord and Tenant, this Lease is subject to and conditioned upon Landlord entering into an agreement with the existing tenant of the Premises whereby such existing tenant (i) agrees to terminate its existing lease prior to the scheduled date of expiration thereof upon terms acceptable to Landlord in its sole discretion, and (ii) vacates and surrenders possession of the Premises to Landlord when and as required by Landlord (the “Contingency”). If the Contingency is not satisfied within sixty (60) days after full execution and delivery of this Lease, Landlord or Tenant may terminate this Lease by written notice to the other party (“Contingency Termination Notice”); provided, however, that if Tenant properly and timely delivers a Contingency Termination Notice, Landlord shall have the right to rescind such termination by written notice to Tenant within five (5) business days after Landlord’s receipt of the Contingency Termination Notice, in which case Landlord’s notice to Tenant shall indicate that the Contingency has been satisfied or waived and Tenant’s Contingency Termination Notice shall be null and void and this Lease shall remain in full force and effect. If Tenant delivers a Contingency Termination Notice and Landlord fails to so respond within said five (5) business day period, this Lease shall be null and void and Landlord shall promptly return to Tenant the Security Deposit and any prepaid monthly Base Rent and neither party shall have any further obligations to the other. Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s inability or failure to cause the Contingency to be satisfied.

ARTICLE 2

LEASE TERM

2.1                               Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent (as defined in Section 4.1 below). The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.3 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the date (the “Lease

Expiration Date”) set forth in Section 7.4 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the Premises to Tenant on or before the anticipated Lease Commencement Date (as set forth in Section 7.3 of the Summary), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected. At any time during the Lease Term, Landlord may deliver to Tenant an amendment to this Lease confirming the Lease Commencement Date and Lease Expiration Date, in the form as set forth in Exhibit C, attached hereto, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. In the event that Landlord does not deliver such amendment to Tenant, the Lease Commencement Date shall be deemed to be the anticipated Lease Commencement Date set forth in Section 7.3 of the Summary.

2.2                               Option Term. Landlord hereby grants to the Original Tenant the number of options to extend the Lease Term for the period of years set forth in the Summary of Basic Lease Information (the “Option Term”), which option shall be exercisable only by written notice (“Option Notice”) delivered by Tenant to Landlord as provided in Section 2.2.2 below, provided that, as of the date of delivery of such notice and, at Landlord’s option, as of the last day of the initial Lease Term, Tenant is not in default under this Lease after expiration of applicable cure periods. The right contained in this Section 2.2 shall be personal to the Original Tenant and may only be exercised by the Original Tenant and any Affiliate Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant or its Affiliate Assignee occupies the entire Premises as of the date of the Option Notice.

2.2.1                     Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the then prevailing fair market rent for the Premises as of the commencement date of the Option Term. The then prevailing fair market rent shall be the rental rate, including all escalations, at which new, non-renewal tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in comparable buildings in the Sorrento Valley and Sorrento Mesa areas of San Diego, California, taking into consideration only the following concessions: tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the cost of the existing improvements in the Premises, and based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant.

2.2.2                     Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (“Interest Notice”) to Landlord on or before the date which is eight (8) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than six (6) months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring five (5) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant’s receipt of the Option Rent Notice, exercise the option by delivering the Option Notice to Landlord and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent determined by Landlord. Failure of Tenant to deliver the Interest Notice to Landlord on or before the date specified in (i) above or to deliver the Option Notice to Landlord on or before the date specified in (iii) above shall be deemed to constitute Tenant’s failure to exercise its option to extend. If Tenant timely and properly exercises its option to extend, the Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the Rent shall be as indicated in the Option Rent Notice unless Tenant, concurrently with its exercise, objects to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure as set forth in Section 2.2.3 below.

2.2.3                     Determination of Option Rent. In the event Tenant exercises its option to extend but objects to Landlord’s determination of the Option Rent concurrently with its exercise of the option to extend, Landlord and Tenant shall attempt to agree in good faith upon the Option Rent. If Landlord and

Tenant fail to reach agreement within thirty (30) days following Tenant’s delivery of the Option Notice (the “Outside Agreement Date”), then Tenant may withdraw its Option Notice and this Lease shall automatically expire and terminate in accordance with its terms.

ARTICLE 3

BASE RENT

Tenant shall pay, without notice or demand, to Landlord at the management office of the Building Complex, or, at Landlord’s option, such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ( “Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full calendar month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month (such as during the last month of the Lease Term), the Rent for any fractional calendar month shall be the proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

Provided Tenant is not in default under the terms of this Lease beyond any applicable cure periods, Landlord conditionally agrees that Tenant’s obligation to pay Base Rent shall be abated during the second (2nd) and the third (3rd) full calendar months of the initial Lease Term (collectively, the “Abatement Months”). The total amount of Base Rent abated pursuant to the immediately preceding sentence is hereafter referred to collectively as the “Abated Rent”. During the Abatement Months, Tenant will still be responsible for the payment of all other monetary obligations under this Lease. The Abated Rent shall only be granted provided Tenant is not in default under this Lease beyond any applicable notice and cure period. Tenant acknowledges that any default by Tenant under this Lease will cause Landlord to incur costs not contemplated hereunder, the exact amount of such costs being extremely difficult and impracticable to ascertain. Therefore, should Tenant at any time during the Lease Term be in default after having been given notice and opportunity to cure, and as a result of such uncured default Landlord elects to terminate this Lease, then the total amount of such Abated Rent so conditionally excused shall become immediately due and payable by Tenant to Landlord and any remaining Abated Rent shall no longer be available to Tenant as a rent credit from the date of such default. Tenant acknowledges and agrees that nothing in this subsection is intended to limit any other remedies available to Landlord at law or in equity under applicable law in the event Tenant defaults under this Lease beyond any applicable notice and cure period.

ARTICLE 4

ADDITIONAL RENT

4.1                               General Terms. As set forth in this Article 4, in addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Building Complex Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.4 of this Lease, respectively, allocated to the tenants of the Building pursuant to the terms of Section 4.3 below, to the extent such Building Complex Expenses allocated to the tenants of the Building are in excess of Building Complex Expenses incurred or accrued during the “Base Year”, as that term is defined in Section 9.1 of the Summary. Landlord and Tenant hereby agree that it is their intent that all Base Rent, Additional Rent and other rent and charges payable to the Landlord under this Lease (hereinafter individually and collectively referred to as “Rent”) shall qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the Department of the U.S. Treasury Regulations promulgated thereunder (the “Regulations”). Should the Code or the Regulations, or interpretations thereof by the Internal Revenue

Service contained in revenue rulings or other similar public pronouncements, be changed so that any Rent no longer so qualifies as “rent from real property” for purposes of Section 856(d) of the Code and the Regulations promulgated thereunder, such Rent shall be adjusted in such manner as the Landlord may require so that it will so qualify; provided, however, that any adjustments required pursuant to this Section 4.1 shall be made so as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment. The parties agree to execute such further instrument as may reasonably be required by the Landlord in order to give effect to the foregoing provisions of this Section 4.1. All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2                               Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                     “Base Expenses” shall mean the Building Complex Expenses for the Base Year set forth in Section 9.1 of the Summary.

4.2.2                     “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.3                     “Operating Expenses” shall mean all expenses, costs and amounts which Landlord shall pay during any Expense Year directly in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Building Complex, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other Systems and Equipment (as defined in Section 4.2.7 below), and the cost of supplies and equipment, maintenance, and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or a municipal or public shuttle service or parking program; (iii) the cost of all insurance carried in connection with the Building Complex, or any portion thereof, in such amounts as Landlord may determine or as may be required by any mortgagees or the lessor of any underlying ground lease affecting the Real Property; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees and accounting fees) incurred in connection with the operation, repair and maintenance of the Building Complex, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants; (vii) payments under any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance, management, or security of the Building Complex, or any portion thereof, including employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (ix) payments under any easement, license, operating agreement, declaration, covenant, conditions and restrictions, or any other instrument pertaining to the sharing of costs by the Building Complex, or any portion thereof; (x) the cost of operation, repair, maintenance and replacement of all systems and equipment which serve the Building Complex in whole or part; (xi) the cost of janitorial services for common areas of the Building Complex, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) the cost of any capital improvements made to the Building Complex which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building Complex, or any portion thereof, or made to all or any portion of the Building Complex, or any portion thereof, after the Lease Commencement Date that are required under any governmental law or regulation that was not applicable to the Building Complex at the time that permits for the construction of the Building were obtained; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine; and (xiii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense or personal property used in the maintenance, operation and repair of the Real Property. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not 95% occupied during all or a portion of any Expense Year, including that portion of any Expense Year occurring during the Base Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been 95% occupied. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building and/or different buildings of the Building Complex (the “Cost Pools”). Notwithstanding anything to the contrary set forth in this Article 4, when calculating Operating Expenses for the Base Year, Operating Expenses shall exclude market-wide labor rate increases due to extraordinary circumstances including, but not limited to, boycotts and strikes, amortization of the cost of any capital improvements and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages. Further notwithstanding anything to the contrary set forth in this Article 4, Operating Expenses shall also not include:

(i)                                     costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the leasing of the Building Complex, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for tenants occupying space in the Building Complex or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building Complex (excluding, however, such costs relating to any Common Areas of the Building Complex);

(ii)                                  except as set forth above, capital costs and costs of depreciation, interest and principal payments on mortgages and other debt costs;

(iii)                               costs for which the Landlord is reimbursed by any tenant or occupant of the Building Complex or by insurance by its carrier or any tenant’s carrier or by anyone else;

(iv)                              any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(v)                                 costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building Complex (which Building Complex operational costs shall specifically include, but not be limited to, accounting costs associated with the operation of the Building Complex), costs associated with the operation of the business of the partnership or entity which constitutes the Landlord (including costs of partnership accounting and legal matters), costs of selling, syndicating, financing or mortgaging Landlord’s interest in the Building Complex, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building Complex management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses; and

(vi)                              any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(vii)                           any ground lease rental;

(viii)                        overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods or services in or to the Building to the extent the same exceeds the amount generally excepted to be the cost of such goods or services rendered by comparably qualified, unaffiliated third parties;

(ix)                              depreciation of the Building;

(x)                                 payments of interest or principal under any mortgage or deed of trust encumbering the Building;

(xi)                              costs arising from the presence of Hazardous Materials in or about the Premises, the Building or the Building Complex;

(xii)                           reserves for bad debts or for future improvements, repairs or additions;

(xiii)                        increased costs of performance arising from the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors;

(xiv)                       costs arising from Landlord’s charitable or political contributions;

(xv)                          costs of acquiring or leasing any sculpture, paintings, fountains and other objects of art; and

(xvi)                       any bad debt loss or rent loss.

4.2.4                     “Building Complex Expenses” shall mean the sum of “Operating Expenses” and “Tax Expenses”.

4.2.5                     “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with all or any portion of the Building Complex), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Building Complex, or any portion thereof. For purposes of this Lease, Tax Expenses shall be calculated as if the Tenant Improvements in the Building were fully constructed and the Building and all Tenant Improvements in the Building were fully assessed for real estate tax purposes.

4.2.5.1           Tax Expenses shall include, without limitation:

(i)                                     Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Building Complex’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

(ii)                                  Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iii)                               Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(iv)                              Any possessory taxes charged or levied in lieu of real estate taxes.

4.2.5.2           In no event shall Tax Expenses for any Expense Year be less than Tax Expenses for the Base Year. In addition, notwithstanding anything to the contrary set forth in this Article 4, when calculating Tax Expenses for the Base Year, such Tax Expenses shall not include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including, but not limited to, the institution of a split tax roll.

4.2.6                     “Tenant’s Share” shall mean the percentage set forth in Section 9.2 of the Summary, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, the Building or the Building Complex, as applicable. Tenant’s Share was calculated by multiplying the number of square feet of the Premises by 100, and dividing the product by the total rentable square feet in the Building. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions may not be strictly calculated pursuant to BOMA standards and are approximations which Landlord and Tenant agree are reasonable.

4.2.7                     “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Building Complex in whole or in part.

4.3                               Allocation of Building Complex Expenses to Tenants of the Building. Building Complex Expenses (i.e., Operating Expenses and Tax Expenses) are determined annually for the Building Complex as a whole. Since the Building is only one of the buildings which constitute the Building Complex, Building Complex Expenses shall be allocated by Landlord, in its reasonable discretion, to both the tenants of the Building and the tenants of the other buildings in the Building Complex. The portion of Building Complex Expenses allocated to the tenants of the Building shall consist of (i) all Building Complex Expenses attributable solely to the Building and (ii) an equitable portion of Building Complex Expenses attributable to the Building Complex as a whole and not attributable solely to the Building or solely to any other building of the Building Complex.

4.4                               Calculation and Payment of Additional Rent.

4.4.1                     Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Building Complex Expenses allocated to the tenants of the Building pursuant to Section 4.3 above for such Expense Year exceeds Tenant’s Share of the Base Expenses allocated to the tenants of the Building, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.2, below, and as Additional Rent, an amount equal to Tenant’s Share of the excess (the “Excess”).

4.4.2                     Statement of Actual Building Complex Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the “Statement”) which shall state the Building Complex Expenses incurred or accrued for such preceding Expense Year and the amount thereof allocated to the tenants of the Building, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.3, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Complex Expenses allocated to the tenants of the Building for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.4.1 of this Lease. The provisions of this Section 4.4.2 shall survive the expiration or earlier termination of the Lease Term.

4.4.3                     Statement of Estimated Building Complex Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Complex Expenses for the then-current Expense Year shall be, the amount thereof to be allocated to the tenants of the Building, and the estimated Excess (the “Estimated Excess”) as calculated by comparing Tenant’s Share of Building Complex Expenses allocated to the tenants of the Building, which shall be based upon the Estimate, to Tenant’s Share of the Building Complex Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5                               Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord, excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.5.1                     Said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.5.2                     Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Building Complex (including the Building Complex parking areas); or

4.5.3                     Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6                               Utilities and Services. Notwithstanding anything herein to the contrary, and in addition to Tenant’s obligations to pay items of Additional Rent as described in this Lease, throughout Tenant’s occupancy of the Premises, whether prior to, during or after the Lease Term, Tenant shall pay directly to the appropriate utility company (or to Landlord in the event Landlord provides submeters instead of the utility company’s meters) the costs for all utilities and services supplied to the Premises, including but not limited to electricity, telephone and/or gas, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Tenant shall pay to Landlord, as Additional Rent, a reasonable proportion to be determined by Landlord of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Section 4.4. The responsibility for providing and the cost of any water, electricity, gas or sewage service, or any other meterable utility delivered to or consumed on the Premises shall be controlled by the terms and conditions of this Article 4. Tenant agrees to provide all, and Landlord shall not provide any, of such utilities to the Premises.

4.6.1                     Tenant, at its sole expense, shall maintain meters for Tenant’s use of water, electricity, gas and all other meterable utilities. Tenant shall contract directly with the appropriate utility companies and/or public entities for the provision of such utilities, and shall pay directly such companies’ charges and any governmental fees, taxes or other charges payable in connection with such utility service.

4.6.2                     Tenant agrees that the heating, ventilation and air conditioning systems within the Premises are adequate for Tenant’s use. Tenant shall use its best efforts to conserve energy in the operation of its heating, ventilation and air conditioning systems, and shall cooperate with Landlord in any energy conservation programs.

4.6.3                     Tenant agrees that the lighting systems within the Premises are adequate for Tenant’s use. Tenant shall use its best efforts to conserve energy in the operation of its lighting systems, and shall cooperate with Landlord in any energy conservation programs.

4.6.4                     Tenant agrees to maintain certain minimum standards determined by Landlord for utilities and other services for the Premises.

4.6.5                     If Tenant fails to provide any of the utility or other services as required by this Section 4.6 or is, in Landlord’s reasonable judgment, about to so fail, Landlord may, but shall not be required to, provide such services on Tenant’s account. Any costs incurred by Landlord in providing such services shall be deemed Additional Rent hereunder, and shall be billed on a monthly basis. If Tenant fails to make any such payment of Additional Rent that includes the cost of utility or other services, then without prejudice to any other remedy that Landlord may have by reason of such failure to pay, Landlord may discontinue any such utility service to the Premises, without thereby incurring any liability to Tenant. Any such discontinuance of utility or other service shall not be deemed an eviction (constructive or otherwise), a disturbance of possession, nor an election by Landlord to terminate the Lease.

4.7                               Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date they are due shall thereafter bear interest until paid at a rate (the “Interest Rate”) equal to the lesser of (i) twelve percent (12%), or (ii) the highest rate permitted by applicable law.

4.8                               Landlord’s Books and Records. In the event Tenant disputes the amount of the Building Complex Expenses set forth in the Statement for the particular calendar year delivered by Landlord to Tenant pursuant to Section 4.4.2 above, Tenant shall have the right, at Tenant’s cost, after reasonable notice to Landlord, to have Tenant’s authorized employees or agents inspect, at Landlord’s office during normal business hours, Landlord’s books, records and supporting documents concerning the Building Complex Expenses set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant (as defined below), or object to or otherwise dispute the amount of the Building Complex Expenses set forth in any such Statement, unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within ninety (90) days immediately following Landlord’s delivery of the particular Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.8, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Building Complex. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Building Complex Expenses set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Building Complex Expenses incurred and amounts payable by Tenant for the calendar year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms, which is not paid on a contingency basis and which is selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit was in error to Tenant’s disadvantage by five percent (5%) or more of the total Building Complex Expenses which were the subject of such audit. The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Building Complex Expenses shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.8, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

ARTICLE 5

USE OF PREMISES

5.1                               Use. Tenant shall use the Premises solely for general office purposes consistent with the character of the project as a first-class office building project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the project (including laws pertaining to Hazardous Materials, as defined below). Tenant shall comply with the Rules and Regulations. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist

(CASp). Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the project. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Real Property.

5.2                               Hazardous Materials.

5.2.1                     Prohibition on Use. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Materials. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section 5.2.1.

5.2.2                     Indemnity. Tenant agrees to indemnify, defend (with legal counsel reasonably acceptable to Landlord), protect and hold Landlord and the Landlord Parties (as defined in Section 10.1 below) harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or Real Property or any portion thereof, caused by Tenant, its assignees or subtenants and/or their respective agents, employees, contractors, licensees or invitees (collectively, “Tenant Affiliates”).

5.2.3                     Remedial Work. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local laws or by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Tenant shall perform or cause to be performed the Remedial Work in compliance with such laws or order. All Remedial Work shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineers, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

5.2.4                     Definition of Hazardous Materials. As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance” or “hazardous material” under any applicable federal, state or local law or administrative code promulgated thereunder, (ii) petroleum, or (iii) asbestos.

ARTICLE 6

SERVICES AND UTILITIES

6.1                               Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1                     Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m., and on Saturdays during the period from 8:00 a.m. to 1:00 p.m. (collectively, the “Building

Hours”), except for nationally and locally recognized holidays as designated by Landlord (collectively, the “Holidays”).

6.1.2                     Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3                     Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

6.1.4                     Landlord shall provide nonexclusive automatic elevator service at all times.

6.2                               Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may adversely affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water or HVAC in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant’s consumption of electricity shall exceed an average of three (3) watts per useable square foot of the Premises, connected load, calculated on a monthly basis during the Building Hours set forth in Section 6.1.1 above, then Tenant shall pay to Landlord, within ten (10) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, administrative and overhead costs incurred in connection with such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices. If Tenant desires to use HVAC during hours other than the Building Hours, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, (ii) Landlord shall supply such after-hours HVAC to Tenant at such hourly cost (which shall include, without limitation, the cost of the use of such HVAC and Landlord’s costs incurred for maintenance and increased wear and tear on equipment used to provide such after-hours HVAC, but shall exclude any of Landlord’s administrative fees, profit, or costs of overhead or depreciation) to Tenant as Landlord shall from time to time establish, and (iii) Tenant shall pay such cost within ten (10) days after billing.

6.3                               Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4                               Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord, within ten (10) days after billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

ARTICLE 7

REPAIRS

7.1                               Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.

7.2                               Landlord’s Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building and the basic plumbing, heating, ventilating, air conditioning and electrical systems serving the Building and not located in the Premises; provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, contractors, employees, licenses or invitees, Tenant shall pay to Landlord, as Additional Rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable to Tenant for any failure to make any such repairs, or to perform any maintenance hereunder, and there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of a failure to make any repairs, alterations or improvements in or to any portion of the Premises or Building Complex or in or to fixtures, appurtenances and equipment therein. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make any repairs, alterations, improvements or additions to the Premises or to the Building Complex or to any equipment located in the Building Complex as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under any law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1                               Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which (i) may affect the structural components of the Building, or the Building’s mechanical, electrical, heating, ventilating, air-conditioning, or life safety systems or the Systems and Equipment, or (ii) are visible from outside the Premises. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the finish work in the Premises, not requiring any structural or other substantial modifications to the Premises, upon thirty (30) days prior written notice to Landlord. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter, attached hereto as Exhibit D, and not the terms of this Article 8. Notwithstanding the foregoing to the contrary, Landlord’s prior consent shall not be required with respect to any interior Alterations to the Premises which (a) are not Alterations described in subsections (i) and (ii) above, (b) cost less than Fifteen Thousand Dollars ($15,000) for any one (1) job, and (c) do not require a permit of any kind, as long as (1) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least (10) days prior to commencement of the work thereof, and (2) the other conditions of this Article 8 are satisfied including, without limitation, conforming to Landlord’s rules, regulations and insurance requirements which govern contractors.

8.2                               Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term (upon Tenant’s request, Landlord shall specify, at the time of its consent, which Alteration, if any, must be removed upon expiration or early termination of the Lease Term), and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Landlord may also require, as a condition to its consent to any Alterations, that any architect retained by Tenant in connection with such Alterations be certified as a Certified Access Specialist (CASp), and that following the completion of such Alterations, such architect shall certify the Premises as meeting all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance, including, without limitation, Title III of the ADA (as defined in Article 22 of this Lease), and pursuant to a valid building permit, issued by the City of San Diego in conformance with Landlord’s construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or Building Complex or the common areas by any other tenant of the Building Complex, and as not to obstruct the business of Landlord or other tenants in the Building Complex, or interfere with the labor force working in the Building Complex. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a timely Notice of Completion to be recorded in the office of the Recorder of San Diego County in accordance with the terms of Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the Building Complex management office a reproducible copy of the “as built” drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

8.3                               Payment for Alterations. If Tenant orders any Alterations or repair work directly from Landlord, Tenant shall pay to Landlord, within ten (10) days after demand, all charges for such work, including a percentage of the cost of such work (such percentage to be established on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord, within ten (10) days after demand, for Landlord’s out-of-pocket costs and expenses incurred in connection with Landlord’s review of such work, plus a Landlord administrative fee equal to fifteen percent (15%) of the total cost of such work.

8.4                               Landlord’s Property. All Alterations, improvements and fixtures which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Notwithstanding the following, Landlord may, by written notice to Tenant prior to the end of the Lease Term, require Tenant at Tenant’s expense to remove any Alterations from the Premises and repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal prior and/or to repair any damage caused by the removal of any Alterations by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property or any portion thereof, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INSURANCE

10.1                        Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons in, on or about the Premises from any cause whatsoever, and agrees that, to the extent not prohibited by law, Landlord, its partners and subpartners, and their respective officers, directors, shareholders, agents, property managers, employees and independent contractors (collectively, the “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense, cause of action, claims and liability, including without limitation court costs and reasonable attorneys’ fees (collectively “Claims”) incurred in connection with or arising from any cause in, on or about the Premises, and/or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant or any such person in, on or about the Real Property, provided that the terms of the foregoing indemnity shall not apply to any Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties and not insured (or required to be insured) by Tenant under this Lease. Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination.

10.2                        Insurance Requirements. Tenant will purchase and maintain at all times during the term of this Lease, at Tenant’s sole expense, the following insurance, in amounts not less than those specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord.

(a)                                 Commercial General Liability Insurance written on an Insurance Service Office (“ISO”) “occurrence” form or its equivalent covering the Tenant and Landlord against claims for bodily injury and property damage arising out of the Tenant’s operations and Tenant’s use, occupancy and operations in, upon or about the Premises and the Development. Such coverage shall at a minimum include endorsements covering (i) Premises - Operations; (ii) Independent Contractors; (iii) Products; (iv) Contractual Liability; (v) Fire Legal Liability; (vi) Employees included as Insureds; (vii) Liquor Liability if Tenant serves or sells alcohol; and (viii) Severability.

Limits for such coverage shall be at least:

Bodily Injury and Property Damage	$1,000,000	Per Occurrence
Combined Single Limit	$2,000,000	General Aggregate
	$2,000,000	Products Aggregate

Fire Legal Liability	$500,000	Any One Occurrence

The policy shall further contain a provision that the General Aggregate limit applies exclusively to the Premises.

The policy shall contain a provision or an endorsement which specifically names AGP SORRENTO R&D, LP, a Delaware limited partnership, Parallel Capital Partners, Inc., and their officers, directors, members and employees, any lenders of Landlord, and their successors and/or assigns as additional insureds (“Additional Insureds”), as respects claims arising out of the Tenant’s operations, use, occupancy or maintenance of the Premises. Further, if requested by Landlord, Tenant shall name Landlord’s Property Manager and any mortgagee of Landlord as an additional insured.

The policy shall also contain a clause which provides that the insurance afforded to the Additional Insureds under this policy is primary insurance to any insurance Additional Insureds may have in force which would also cover a loss.

Additionally, the policy shall contain provision or endorsement which provides a waiver of subrogation in favor of all Additional Insureds because of payments made under this policy relevant to the Tenant’s obligations under this Lease.

(b)                                 Auto Liability Insurance to include coverage for any owned, non-owned or hired automobiles entering and exiting from the Building Complex and for which the Tenant may be responsible with minimum limits of $1,000,000 per Person/$1,000,000 per Accident Bodily Injury; $250,000 per Accident Property Damage; and Basic No Fault coverage as required by law or regulation if any, in the State in which the Premises is located. A combined single limit of $1,000,000 per person and per accident for Bodily Injury and Property Damage is also acceptable.

(c)                                  Umbrella or Excess Liability Insurance to be excess over the Commercial General Liability. The Umbrella or Excess Liability policy shall be written on an “occurrence” form with a limit of liability of $3,000,000 and a Self-Insured Retention no greater than $10,000.

Further, such policy shall contain clauses, provisions or endorsements which 1) cause it to be “following form” the underlying Commercial General Liability policy; 2) name all entities and persons required to be named as additional insureds on the underlying Commercial General Liability policy as additional insureds; 3) cause the policy to provide liability insurance for the Additional Insureds to be paid out prior to any contribution by Landlord’s insurance; and 4) provide that the insurer waives any right of recovery they may have against such Additional Insureds because of payments made under this policy relevant to the Tenant’s obligations under this Agreement.

The requirements contained in this paragraph may be met by increasing the limits otherwise required on the Tenant’s Commercial General Liability policy to equal the sum of the limits required for both the Commercial General Liability policy and the Umbrella or Excess policy.

(d)                                 Workers’ Compensation coverage for statutory limits shall be carried as required by law in the State in which the Premises is located or in which the employees are hired and Employers’ Liability with limits of $500,000 Each Accident; $500,000 Disease Policy Limit; and $500,000 Disease Each Employee.

(e)                                  Commercial Property Insurance covering all tenant improvements, whether made or acquired at the Tenant’s expense or Landlord’s expense and any other property in the Premises that Tenant is responsible for repairing or replacing under this lease, in an amount equal to their full replacement cost without deduction for depreciation. At a minimum, such policy shall insure against destruction or damage by fire and other perils covered on an ISO Causes of Loss - Special Form including wind, hurricane, and sprinkler leakage. Such policy shall further provide Replacement Cost Coverage. Such policy shall not contain a per occurrence deductible greater than $5,000 except for wind or hurricane which may contain a deductible not to exceed two percent (2%) of the total values of all property which Tenant is responsible to insure.

Tenant, with all reasonable speed, will use all proceeds of such insurance, so long as this Lease remains in effect, for rebuilding, repairing, replacing or otherwise reinstating the improvements and all other property Tenant is responsible for repairing in a good and substantial manner pursuant to applicable building laws and codes and as shall have been approved in writing by Landlord. Tenant will make up from its own funds any deficiency in such insurance proceeds.

Further, the policy shall contain a provision specifically naming Landlord as a loss payee as its interest may appear.

(f)                                   Business Income and/or Extra Expense Insurance in an amount sufficient to insure payment of rent and all other expenses to be borne by Tenant under this Lease, for the period of time it takes to repair the Premises, but in no event less than 12 months, due to any interruption of Tenant’s business by reason of the Premises or personal property being damaged by fire or other perils covered on an ISO Causes of Loss - Special Form or its equivalent. Tenant acknowledges that it assumes all risks of loss due to interruption of Tenant’s business by any cause.

Further, the policy shall contain an ISO Lender’s Loss Payable endorsement specifically naming Landlord as a loss payee as its interest may appear.

10.3                        General Requirements for All Insurance

(a)                                 Certificates of Insurance and Evidence of Property Insurance evidencing all such insurance and acceptable to the Landlord shall be filed with Landlord prior to occupancy of the Premises and at least ten (10) days prior to the expiration of the term of each policy thereafter. Such Certificates of Insurance must specifically show all the special policy conditions required in this Section including “additional insured”, “waiver of subrogation”, “notice of cancellation”, and “primary insurance” wording applicable to each policy. Alternatively, a certified, true and complete copy of each properly endorsed policy may be submitted.

(b)                                 All coverage shall be written by an insurer admitted to write insurance in the State in which the Premises is located with a current A. M. Best Rating of A:7 or better; otherwise, such insurance may be written by a qualified non-admitted insurer with a current A. M. Best rating of A:10 or better.

(c)                                  All insurance policies shall provide that coverages afforded under the policies will not be cancelled for any reason until at least 30 days’ prior written notice has been given to Landlord by the insurer. The Certificate of Insurance evidencing each policy must state in the Remarks Section of the Certificate that the policy(s) have been endorsed to provide thirty (30) days’ written notice of cancellation to Landlord.

The mailing address for the notice of cancellation shall be as noted in Section 3 of the Summary.

(d)                                 If the limits of available liability coverage required herein become substantially reduced as a result of claim payments, Tenant shall immediately, at its own expense, purchase insurance to reinstate the limits of liability coverage required by this Lease.

(e)                                  Tenant shall not settle any claim or accept any proceeds in satisfaction of any claim involving damage to the Premises or liability of Landlord without Landlord’s prior written consent.

(f)                                   Tenant may maintain the insurance required under this Section under blanket or umbrella policies, as applicable, issued to Tenant covering other properties owned or leased by Tenant provided that the policies otherwise comply with this Section and afford to the Premises the coverage specified by this Section. If the insurance required by this Section shall be provided by any such blanket or umbrella policies, and the Certificate of Insurance or Evidence of Property Insurance evidencing such coverage is not sufficient to determine whether Tenant’s insurance meets the requirements contained herein, Tenant shall, if requested by Landlord, furnish to Landlord certified copies of policies including schedules of all properties covered thereunder and the coverage afforded by such policies to the Premises. Landlord retains the right to disallow the use of a blanket or umbrella policy if Landlord believes the coverage provided by the blanket or umbrella policy is inadequate either as to limits or scope of coverage.

10.4                        Landlord, its agents and employees, make no representation that the limits of liability required to be carried by Tenant pursuant to this Section are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant shall obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense.

10.5                        Landlord hereby reserves the right to make changes at any time to the Insurance Requirements herein should new exposures be brought to light or new insurance products become available during the Term of this Lease. Tenant shall add as additional insureds to the insurance policies required by this Section such other persons as Landlord may from time to time reasonably require.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1                        Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty or any condition existing in the Premises as a result of a fire or other casualty that would give rise to the terms of this Article 11. If the Premises or any common areas of the Building Complex serving or providing access to the Premises shall be damaged by fire or other casualty or be subject to a condition existing as a result of a fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building Complex (or any portion thereof) or any other modifications to the common areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Article 10 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2                        Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and/or any other portion of the Building Complex and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building Complex shall be damaged by fire or other casualty or cause or be subject to a condition existing as a result of such a fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Real Property or ground lessor with respect to the Real Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage or condition arising as a result of such damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. In addition, if the Premises, the Building or any portion of the Building Complex is destroyed or damaged to any substantial extent during the last eighteen (18) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage (subject to any abatement as provided in Section 11.1 above), and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of this Lease Term.

11.3                        Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Real Property.

ARTICLE 12

CONDEMNATION

12.1                        Permanent Taking. If ten percent (10%) or more of the Premises or Building Complex shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice to Tenant, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired as a result of any taking of all or any portion of the Building Complex, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice to Landlord, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

12.2                        Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Building Complex Expenses shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1                        Transfers. Tenant shall not, without the prior written consent of Landlord (which will not be unreasonably withheld, conditioned or delayed), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium,” as that term is defined in Section 14.3, below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under Section 19.1.2 of this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable legal fees incurred by Landlord, which shall not exceed $2,000 in the aggregate, within thirty (30) days after written request by Landlord.

14.2                        Landlord’s Consent. Subject to Landlord’s rights in Section 14.4 below, Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1              The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building Complex, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2              The Transferee’s intended use of the Subject Space is not permitted under this Lease;

14.2.3              The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

14.2.4              The Transferee is a governmental entity or agency;

14.2.5              The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

14.2.6              The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building Complex a right to cancel its lease;

14.2.7              The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.8              Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building Complex at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building Complex at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding any contrary provisions of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Article, Tenant’s and such Transferee’s only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or terminate this Lease.

14.3                        Transfer Premium.

14.3.1              Definition of Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of the “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer which is in excess of the Rent payable by Tenant under this Lease during the term of the Transfer, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises, value of furniture, fixtures and equipment transferred in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer, (iii) any marketing costs, and (iv) any rent abatement provided to Transferee(collectively, the “Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.3.2              Payment of Transfer Premiums. The determination of the amount of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 14.3.2, but an estimate of the amount of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this Section 14.3.2 during the twelve (12) months preceding each annual reconciliation exceed the amount of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant’s future obligations under this Section 14.3.2 or if the overpayment occurs during the last year of the Transfer in question, refund the excess to Tenant. If Tenant has underpaid the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder. For purposes of calculating the Transfer Premium on an annual basis, Tenant’s Subleasing Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Subleasing Costs are exhausted.

14.3.3              Calculations of Rent. In the calculation of the Rent, as it relates to the Transfer Premium calculated under Section 14.3.1 above, the Rent paid during each annual period for the Subject Space by Tenant, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent, all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4                        Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease.

14.5                        Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium with respect to any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days’ notice to Tenant.

14.6                        Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, or (B) the sale or other transfer of more than an aggregate of fifty-one percent (51%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty-one percent (51%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

14.7                        Permitted Affiliate Transfers. Notwithstanding anything to the contrary contained in this Article 14, Tenant shall have the right to Transfer, upon ten (10) days prior written notice to Landlord but without obtaining Landlord’s prior written consent, (a) to a corporation or other entity which is a successor in interest to Tenant by way of merger, consolidation or corporate reorganization, or (b) by the purchase of all or substantially all of the assets or the controlling ownership interest of Tenant provided that such merger or consolidation or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, (c) to any person that as of the date of determination is controlled by or is under common control with Tenant (“Tenant’s Affiliate”) or (d) to any persons in connection with any secondary offering of the Tenant’s stock or in connection with any bona fide financing or capitalization for the benefit of Tenant, and otherwise comply with the requirements of this Lease regarding such Transfer (the foregoing described Transfers, or any one of them, may be referred to as an “Exempt Transfer”); provided, however, that (i) the overall net worth of the resulting tenant is not materially less than the overall net worth of Tenant prior to such Exempt Transfer; (ii) the liquid assets forming a portion of such net worth of the resulting Tenant are not materially less than the liquid assets forming a portion of the net worth of Tenant prior to such Exempt Transfer; (iii) Landlord receives satisfactory evidence of the satisfaction of such net worth requirements set forth in the preceding subsections (i) and (ii) not less than five (5) business days prior to the date of such Exempt Transfer; and (iv) except as expressly provided herein, such Exempt Transfer otherwise complies with the requirements of this Lease regarding such Transfer. A Tenant’s Affiliate that is an assignee of Original Tenant’s entire interest in this Lease may be referred to herein as an “Affiliate Assignee”. For purposes of Exempt Transfers, “control” requires both (A) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person (unless such Transfers relate to any corporation whose shares are publicly traded) and (B) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Building Complex or that is in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Building Complex or a property owned by Landlord or an affiliate of Landlord.

ARTICLE 15

SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES

15.1                        Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2                        Removal of Tenant Property by Tenant. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises, which items are not a part of the tenant improvements installed in the Premises, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term as long as Tenant is not in default under this Lease with any applicable cure period having expired. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Upon such expiration or termination Tenant shall, without expense to Landlord remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, any telecommunications lines and cabling installed by or at the request of Tenant, free standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises and such similar articles of any other persons claiming under Tenant, as Landlord may in its sole discretion require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3                        Removal of Tenant’s Property by Landlord. Whenever Landlord shall re-enter the Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the Lease Term, or within forty-eight (48) hours after a termination by reason of Tenant’s default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with Sections 1980 through 1991 of the California Civil Code and Section 1174 of the California Code of Civil Procedure, or in accordance with any laws or judicial decisions which may supplement or supplant those provisions from time to time.

15.4                        Landlord’s Actions on Premises. Tenant hereby waives, and releases Landlord from, all claims for damages or other liability in connection with Landlord’s or its agents’ or representatives’ reentering and taking possession of the Premises or removing, retaining, storing or selling the property of Tenant as herein provided, and Tenant hereby indemnifies and holds Landlord harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to: (i) during the initial three (3) months of such holdover, one hundred fifty percent (150%) of the monthly Base Rent applicable during the last rental period of the Lease Term under this Lease; and (ii) for any period of holdover thereafter, two hundred percent (200%) of the greater of (a) the Base Rent applicable during the last rental period of the Lease Term under this Lease or (b) the fair market rental rate for the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Building Complex or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee or purchasers. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Failure by Tenant to so deliver such estoppel certificate shall be a material default of the provisions of this Lease. In addition, Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys’ fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such estoppel certificate.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all easement agreements and covenants, conditions and restrictions recorded against the land underlying the Building Complex, and to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1                        Defaults. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1              Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

19.1.2              Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a twenty (20) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible; or

19.1.3              Abandonment or vacation of the Premises by Tenant; or

19.1.4              To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.5              The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of Article 14 hereof.

19.2                        Remedies Upon Default. Upon the occurrence of such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1              Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)                                     The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                               The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)                              Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)                                 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2              Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3              Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes), all at Tenant’s expense, without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3                        Payment by Tenant. Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4                        Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, following any such default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5                        Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.6                        Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.7                        Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

ARTICLE 20

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

ARTICLE 21

SIGNS

21.1                        Suite and Building Lobby Signage. Tenant’s identifying suite and Building lobby signage shall be provided by Landlord, at Landlord’s sole cost and expense, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program. Landlord shall remove, at Landlord’s sole cost and expense, any such signage upon the expiration or earlier termination of the Lease Term. Any additions, deletions or modifications to such Building standard signage shall be at Tenant’s sole expense and subject to the prior written approval of Landlord, in Landlord’s sole discretion.

21.2                        Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior written approval of Landlord, in its sole discretion.

21.3                        Building Directory. Tenant shall, at Landlord’s expense, be entitled to one (1) line on the Building directory to display Tenant’s name and suite number.

ARTICLE 22

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with any board of fire underwriters or similar body relating to the Premises, all recorded covenants, conditions and restrictions now or hereafter affecting the Premises and all laws, statutes, codes, rules and regulations (including those pertaining to Hazardous Materials) now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises, including, without limitation, the provisions of the Americans with Disabilities Act (“ADA”) as it pertains to the condition, use, occupancy, improvement and alteration (including unforeseen and/or extraordinary alterations or improvements, and regardless of the period of time remaining in the Lease Term) of the Premises, other than the making of structural changes to the Building (collectively, the “Excluded Changes”), except to the extent such Excluded Changes are required due to Tenant’s alterations to or manner of use of the Premises. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 23

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon prior reasonable notice to Tenant (except no such prior notice shall be required in emergencies) to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or, during the last twelve (12) months of the Lease Term, prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 23, Landlord may enter the Premises at any time, without notice to Tenant, to (A) perform services required of Landlord, (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s entry into the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 24

TENANT PARKING

Tenant shall be entitled to use throughout the Lease Term the number of unreserved parking passes set forth in Section 12 of the Summary, in a location in the Building Complex Parking Area as designated by Landlord from time to time. Tenant shall not be required to pay to Landlord any parking fees for the use of such parking passes during the initial Lease Term, other than any parking taxes which may be imposed by governmental authorities in connection with the use of such parking. Thereafter, Tenant shall pay to Landlord for the use of such parking passes, on a monthly basis, the prevailing rate charged from time to time by Landlord or Landlord’s parking operator for parking passes in the Building Complex Parking Area where such parking passes are located. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Building Complex Parking Area and upon Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. In addition, Landlord may assign any parking spaces and/or make all or a portion of such spaces reserved or institute an attendant-assisted tandem parking program and/or valet parking program if Landlord determines in its sole discretion that such is necessary or desirable for orderly and efficient parking. Landlord specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Building Complex Parking Area, and Tenant acknowledges and agrees that Landlord, from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this Lease temporarily close-off or restrict access to the Building Complex Parking Area, or temporarily relocate Tenant’s parking spaces to other parking structures and/or surface parking areas within a reasonable distance from the Building Complex Parking Area, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. The parking rates charged by Landlord for Tenant’s parking passes shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Tenant’s receipt of the invoice from Landlord. The parking passes provided to Tenant pursuant to this Article 24 are provided solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

ARTICLE 25

MISCELLANEOUS PROVISIONS

25.1                        Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

25.2                        No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

25.3                        Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building Complex require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

25.4                        Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the Security Deposit, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

25.5                        Prohibition Against Recording. Except as provided in Section 25.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

25.6                        Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

25.7                        Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

25.8                        Time of Essence. Time is of the essence of this Lease and each of its provisions.

25.9                        Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

25.10                 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties (including any successor landlord) shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building Complex, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

25.11                 Child Care Facilities. Tenant acknowledges that any child care facilities located or which may be located in the Building Complex (the “Child Care Facilities”) which are available to Tenant and Tenant’s employees are provided by a third party (the “Child Care Provider”) which is leasing space in the Building Complex, and not by Landlord. If Tenant or its employees choose to use the Child Care Facilities, Tenant acknowledges that Tenant and Tenant’s employees are not relying upon any investigation which Landlord may have conducted concerning the Child Care Provider or any warranties or representation with respect thereto, it being the sole responsibility of Tenant and the individual user of the Child Care Facilities to conduct any and all investigations of the Child Care Facilities prior to making use thereof. Accordingly, Landlord shall have no responsibility with respect to the quality or care provided by the Child Care Facilities, or for any acts or omissions of the Child Care Provider. Furthermore, Tenant, for Tenant and for Tenant’s employees, hereby agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability, either to person or property, arising from the use of the Child Care Facilities by Tenant or Tenant’s employees. Tenant hereby covenants that Tenant shall inform all of Tenant’s employees of the provisions of this Section prior to such employees’ use of the Child Care Facilities. Nothing contained herein is intended to be a representation nor warranty by Landlord that any Child Care Facilities will be available during the Lease Term and Landlord shall have no obligation to provide, or to make available, any such Child Care Facilities.

25.12                 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

25.13                 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building Complex as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building Complex. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building Complex.

25.14                 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the “Force Majeure”), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

25.15                 Notices. All notices, demands, statements, approvals or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date which is two (2) business days after it is mailed as provided in this Section 25.15 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

25.16                 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

25.17                 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

25.18                 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

25.19                 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

25.20                 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary and Landlord’s designated representative (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with the transaction contemplated by this Lease pursuant to the terms of a separate written agreement between Landlord and the Brokers. Each party agrees to indemnify, defend, protect and hold the other party harmless from and against any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. The terms of this Section 25.20 shall survive the expiration or earlier termination of the Lease Term.

25.21                 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to

Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

25.22                 Building Name and Signage. Landlord shall have the right at any time to designate and/or change the name of the Building Complex, the Building and/or any other building in the Building Complex, and to install, affix and maintain any and all signs on the exterior and on the interior of the Building Complex, the Building and/or any other building in the Building Complex, as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Building Complex, the Building or any other building in the Building Complex, or use pictures or illustrations of the Building Complex, the Building or any other building in the Building Complex, in advertising or other publicity, without the prior written consent of Landlord.

25.23                 Hazardous Materials. Tenant acknowledges that Landlord has agreed to make the existing Phase I Environmental Assessment Report, if any, available to Tenant upon Tenant’s prior written request. Tenant acknowledges that Landlord may incur costs (a) for complying with laws, codes, regulations or ordinances relating to Hazardous Materials, or (b) otherwise in connection with Hazardous Materials including, without limitation, the following: (i) Hazardous Materials present in soil or ground water, (ii) Hazardous Materials that migrate, flow, percolate, diffuse or in any way move onto or under the Building Complex, (iii) Hazardous Materials present on or under the Building Complex as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Building Complex by other tenants of the Building Complex or their agents, employees, contractors or invitees, or by others, and (iv) material which becomes Hazardous Materials due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, the Building Complex for complying with laws, codes, regulations or ordinances relating to Hazardous Materials shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. Notwithstanding the foregoing, Tenant shall not be responsible for any costs or expenses incurred in connection with any loss or injury caused by (A) the presence of any Hazardous Materials existing on the Building Complex prior to the Effective Date of this Lease, or (B) the release of any Hazardous Materials on the Building Complex by Landlord. To the extent any such Operating Expense relating to Hazardous Materials is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense to which such recovery or reimbursement relates.

25.24                 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building Complex, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Building Complex or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

25.25                 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

25.26                 Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

25.27                 Development of the Building Complex.

25.27.1                                    Subdivision. Tenant acknowledges that the Building Complex is comprised of separate legal lots. Landlord reserves the right to further subdivide or sell all or a portion of the buildings and Common Areas in the Building Complex. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such a subdivision or sale and any all ancillary transactions in connection therewith.

25.27.2                                    Other Improvements. If portions of the Building Complex or property adjacent to the Building Complex (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Building Complex and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Building Complex and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Building Complex Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Building Complex, (iv) for the use or improvement of the Other Improvements and/or the Building Complex in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Building Complex, and (v) for any other matter which Landlord deems necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to sell all or any portion of the Building Complex or any other of Landlord’s rights described in this Lease.

25.27.3                                    Landlord Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Building Complex or any part thereof, or to add any additional phases or office buildings to the Building Complex, and that no representations respecting the condition of the Premises or the Building Complex have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, Premises, and/or Real Property, including without limitation the Building Complex Parking Area, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the driveways and other common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, (ii) installing new floor covering, lighting, and wall coverings in the common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or Building Complex, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building or Building Complex, which work may create noise, dust or leave debris in the Building Complex, (iii) renovation and/or expansion of the main entry to the Building Complex and the main Building lobby area, (iv) renovation of the elevator, lobbies, elevator doors and frames and restrooms, and (v) installations, repairs or maintenance of telephone risers. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.

25.28                 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, accounting, real estate and space planning consultants, respectively, or as otherwise required by law.

25.29                 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

25.30                 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

25.31                 Jury Trial; Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

25.32                 Substitution of Other Premises. Landlord shall have the right to move Tenant to other space in the Building Complex comparable in size to the Premises, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant at least thirty (30) days’ prior notice of Landlord’s election to so relocate Tenant, and shall move Tenant’s effects to the new space at Landlord’s sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. The new space shall be delivered to Tenant with improvements substantially similar to those improvements existing in the Premises at the time of Landlord’s notification to Tenant of the relocation, which improvements shall be paid for by Landlord at Landlord’s cost. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

25.33                 OFAC Compliance.

25.33.1                                    Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.

The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

25.33.2                                    Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

25.33.3                                    Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

25.34                 Financial Statements. Tenant shall, within ten (10) days after request from Landlord, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal year preceding such request for which such financial statements have already been prepared, certified by an independent certified public accountant or Tenant’s chief financial officer, in form reasonably satisfactory to Landlord.

25.35                 Energy Disclosure Requirements. Tenant acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building and/or Building Complex pursuant to California Public Resources Code Section 25402.10 and the regulations promulgated pursuant thereto (collectively, “Energy Disclosure Requirements”). Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building and/or Building Complex (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, (B) agrees to cooperate with Landlord in obtaining such information, and (C) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 25.35 shall survive the expiration or earlier termination of this Lease.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written.

“Landlord”	AGP SORRENTO R&D, LP,
a Delaware limited partnership

	By:	Parallel Capital Partners, Inc.,
a California corporation,
its authorized agent

		By:	/s/ Jim Ingebritsen
		Name:	Jim Ingebritsen
		Its:	President

“Tenant”	ZAVANTE THERAPEUTICS INC.,
a Delaware corporation

	By:	/s/ Theodore R. Schroeder
Name:
Title:

By:
Name:
Title:

EXHIBIT A

SORRENTO R&D

FLOOR PLAN OF PREMISES

This Exhibit “A” is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

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EXHIBIT B

SORRENTO R&D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building Complex.

1.                                      Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2.                                      All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3.                                      Landlord reserves the right to close and keep locked all entrance and exit doors of the Building and to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturday, Sunday and Holidays (as defined in the Lease) all persons who do not present a pass or card key to the Building approved by Landlord. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building or Building Complex may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or Building Complex of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Building Complex during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4.                                      Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building and/or Building Complex, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5.                                      No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

6.                                      Landlord shall have the right to control and operate the public portions of the Building and Building Complex, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable building complexes in the vicinity of the Building Complex.

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7.                                      The requirements of Tenant will be attended to only upon application at the management office of the Building Complex or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8.                                      Tenant shall not disturb, solicit, or canvass any occupant of the Building Complex and shall cooperate with Landlord or Landlord’s agents to prevent same.

9.                                      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

10.                               Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, unless hanging artwork, AV equipment, or other suitable items, without Landlord’s consent first had and obtained.

11.                               Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12.                               Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

13.                               Tenant shall not use or keep in or on the Premises or the Building Complex any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building Complex by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

14.                               Tenant shall not bring into or keep within the Building Complex or the Premises any animals, birds, bicycles or other vehicles.

15.                               No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

16.                               Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17.                               Landlord reserves the right to exclude or expel from the Building and/or Building Complex any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.                               Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

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19.                               Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20.                               Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.                               Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

23.                               No awnings or other Building Complexion shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

24.                               The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

25.                               The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to Tenant or its employees. Under no circumstance shall the personal goods or services vendors display their products in a public or common area, including corridors and elevator lobbies. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

26.                               Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

27.                               Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

28.                               Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building Complex. Landlord reserves the right

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at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building Complex, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT C

SORRENTO R&D

AMENDMENT TO LEASE

This AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of                                , 20   , by and between AGP SORRENTO R&D, LP, a Delaware limited partnership (“Landlord”), and                                                       ,                                                 (“Tenant”)

R E C I T A L S:

A.                                    Landlord and Tenant entered into that certain Office Lease dated as of                                    (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, known as Suite           of the Building located at                                                                              .

B.                                    Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning gives such terms in the Lease.

C.                                    Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the Lease Term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy and Landlord has performed all work required to be performed by Landlord pursuant to the Tenant Work Letter attached to the Lease, (b) the Lease Term for the Lease commenced as of                                         (the “Lease Commencement Date”) for a term of                      (        ) years ending on                                                 (the “Lease Expiration Date”) (unless sooner terminated or extended as provided in the Lease) and (c) in accordance with the Lease, Rent commenced to accrue on                                               .

2.                                      No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”
By:
Name:
Its:

“Tenant”		,
a

By:
Name:
Its:

By:
Name:
Its:

1

EXHIBIT D

SORRENTO R&D

TENANT WORK LETTER

Landlord shall, at Landlord’s sole cost and expense (except as set forth below with respect to painting), utilizing Building standard materials and finishes in Landlord’s Building standard manner, complete the following improvements within the Premises following full execution and delivery of this Lease: (i) clean the existing carpet; and (ii) paint all of the painted walls within the Premises with a Building-standard color chosen by Tenant, subject to Tenant’s reimbursement to Landlord, upon demand, of fifty percent (50%) of the total costs for such painting (collectively, “Landlord’s Work”). For purposes of this Lease, including for purposes of determining the Lease Commencement Date, the Premises shall be “Ready for Occupancy” upon the substantial completion of such Landlord’s Work in the Premises pursuant to this Exhibit D. Except for such Landlord’s Work, Tenant shall accept the Premises from Landlord in their presently existing, “as-is” condition and Landlord shall have no obligation to modify or improve any component of the Premises, the Building or the Building Complex. In addition, Landlord will make good faith efforts to facilitate the transfer of the existing tenant’s furniture to Tenant prior to the Lease Commencement Date.

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EXHIBIT E

SORRENTO R&D

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                       , 20    and between                                                   , as Landlord, and the undersigned as Tenant, for Premises on the                   (       ) floor(s) of the Building located at                                                                           hereby certifies as follows:

1.                                      Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.                                      The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on                                        .

3.                                      The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4.                                      Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

5.                                      Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord’s mortgagee.

6.                                      Base Rent became payable on                                   .

7.                                      Tenant has a security deposit held by Landlord in the amount of                           .

8.                                      The Lease Term expires on                                   .

9.                                      All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

10.                               No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

11.                               As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

12.                               All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                                          . The current monthly installment of Base Rent is $                  .

13.                               The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord’s prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

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14.                               If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at                                          on the              day of                            , 20   .

“Tenant”		,
a

By:
Name:
Its:

By:
Name:
Its:

2

SORRENTO R&D

OFFICE LEASE

AGP SORRENTO R&D, LP,

a Delaware limited partnership

as Landlord,

and

ZAVANTE THERAPEUTICS, INC.,

a Delaware corporation

as Tenant.

SORRENTO R&D

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (the “Summary”) is hereby incorporated by reference into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE
(References are to the Office Lease)			DESCRIPTION

1.	Dated as of:		June 16, 2016 (the “Effective Date”)

2.	Landlord:		AGP SORRENTO R&D, LP,
a Delaware limited partnership

3.	Address of Landlord (Section 25.15):		AGP SORRENTO R&D, LP
c/o Parallel Capital Partners, Inc.
4105 Sorrento Valley Boulevard
San Diego, CA 92121
Attn: Mr. Matthew Root

4.	Tenant:		ZAVANTE THERAPEUTICS, INC.,
a Delaware corporation

5.	Address of Tenant (Section 25.15):		Zavante Therapeutics, Inc.
12670 High Bluff Drive
San Diego, CA 92130
(Prior to Lease Commencement Date)

and

Zavante Therapeutics, Inc.
11750 Sorrento Valley Road, Suite 250
San Diego, California 92121
(After Lease Commencement Date)

6.	Premises (Article 1):

	6.1	Premises:	Approximately 4,420 rentable square feet of space located on the second (2nd) floor of the Building (as defined below), as set forth in Exhibit A attached hereto, known as Suite 250.

	6.2	Building:	The Premises are located in the “Building” whose address is 11750 Sorrento Valley Road, San Diego, California 92121.

7.	Term (Article 2):

	7.1	Lease Term:	Thirty-six (36) months.

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	7.2	Option Term(s):	One (1) option for thirty-six (36) months.

	7.3	Lease Commencement Date:

The earlier of (i) the date Tenant occupies all or a portion of the Premises, and (ii) the date that the Premises are Ready For Occupancy (as defined in Exhibit D attached hereto), which Lease Commencement Date is anticipated to be July 15, 2016.

	7.4	Lease Expiration Date:	The last day of the month in which the third (3rd) anniversary of the Lease Commencement Date occurs.

	7.5	Lease Amendment:	Landlord and Tenant shall confirm the Lease Commencement Date and the Lease Expiration Date in an Amendment to the Lease (Exhibit C) to be executed pursuant to Article 2 of the Office Lease.

8.	Base Rent (Article 3):

Monthly Base
		Monthly Installment	Rental Rate per
	Lease Months	of Base Rent	Rentable Square Foot

	1 – 36*	$10,033.40	$2.27

* Subject to abatement as set forth in Article 3, below.

	8.1	Payment of Rent:	Rent checks shall be made payable to and sent to the following lockbox address:

AGP SORRENTO R&D, L.P.
PO Box 30308-05
Department 1175
Los Angeles, CA 90030-0308

9.	Additional Rent (Article 4):

	9.1	Base Year:	Calendar year 2016.

	9.2	Tenant’s Share:	22.54% (4,420 rentable square feet within the Premises / 19,612 rentable square feet within the Building) (See Section 4.2.7 of Office Lease).

	9.3	Electrical Usage in Premises:

Notwithstanding anything to the contrary contained in this Lease, at Landlord’s election, from time to time, Tenant shall pay directly to the charging utility all charges, surcharges and other fees (however denominated) for electrical services used in the Premises during the Term of this Lease.

10.	Security Deposit (Article 20):		$10,033.40

11.	Intentionally Omitted.

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12.	Number of Parking Passes (Article 24):	Eleven (11) unreserved parking passes.

13.	Brokers (Section 25.20):	Cushman & Wakefield representing Landlord and RE:Align, Inc., representing Tenant.

The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

“Landlord”	AGP SORRENTO R&D, LP,
a Delaware limited partnership

	By:	Parallel Capital Partners, Inc.,
a California corporation,
its authorized agent

		By:	/s/ Jim Ingebritsen
		Name:	Jim Ingebritsen
		Its:	President

“Tenant”

ZAVANTE THERAPEUTICS, INC.,
a Delaware corporation

	By:	/s/ Theodore R. Schroeder
Name:
Its:

By:
Name:
Its:

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EXHIBITS:

A	FLOOR PLAN OF PREMISES

B	RULES AND REGULATIONS

C	AMENDMENT TO LEASE

D	TENANT WORK LETTER

E	ESTOPPEL CERTIFICATE

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INDEX

Page(s)

ADA	31
Alterations	15
Amendment	Exhibit C
Base Expenses	6
Base Rent	5
BOMA	2
Brokers	35
Building	Summary
Building Complex	1
Building Complex Parking Area	1
Building Hours	14
Child Care Facilities	34
Child Care Provider	34
Claims	17
Cost Pools	7
Effective Date	Summary
Embargoed Person	39
Estimate	10
Estimate Statement	10
Estimated Excess	10
Excess	9
Excluded Changes	31
Expense Year	6
Force Majeure	35
Hazardous Materials	13
Holidays	14
HVAC	13
Interest Notice	4
Interest Rate	11
Landlord	1
Landlord Parties	17
Lease	1
Lease Commencement Date	3
Lease Expiration Date	4
Lease Term	3
Lease Year	4
List	38
Notices	35
OFAC	38
Operating Expenses	6
Option Notice	4
Option Rent	4
Option Rent Notice	4
Option Term	4
Original Tenant	3
Other Buildings	1
Other Improvements	37
Outside Agreement Date	5
personal goods or services vendors	Exhibit B
Premises	1
Project Expenses	8
Proposition 13	8
Real Property	1

ii

Page(s)

Remedial Work	13
Renovations	37
rent	29
rentable square feet	2
Rules and Regulations	1
Security Deposit	30
Statement	10
Subject Space	22
Subleasing Costs	24
Summary	Summary
Systems and Equipment	9
Tax Expenses	8
Tenant	1
Tenant Affiliates	13
Tenant’s Share	9
Transfer Notice	22
Transfer Premium	23
Transferee	22
Transfers	22

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